UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 11, 2016

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 11, 2016, Genworth Financial, Inc. (“Genworth” or the “Company”) announced that it reached an agreement in principle to settle the previously disclosed action In re Genworth Financial, Inc. Securities Litigation (3:14-cv-00682), currently pending in the United States District Court for the Eastern District of Virginia. Plaintiffs in the lawsuit alleged securities law violations by Genworth, its current chief executive officer and its former chief financial officer, related to certain disclosures in 2013 and 2014 concerning, among other things, Genworth’s long term care insurance reserves. The agreement in principle was reached in connection with a voluntary mediation.

The settlement will include a full release of all Defendants in connection with the allegations made in the lawsuit. The Company believes that the Plaintiffs’ claims are without merit, but is settling the lawsuit to avoid the burden, risk and expense of further litigation.

The agreement provides for a settlement payment to the class of $219 million (inclusive of all Plaintiffs’ attorneys fees and expenses and settlement costs), of which $150 million will be paid by the Company’s insurance carriers, and $69 million pre-tax will be paid by the Company. The Company’s payment is expected to be made into an escrow account during the first quarter of 2016. In addition, the Company expects to incur additional legal fees and accruals related to the litigation over amounts previously accrued and expensed of approximately $10 million pre-tax in the first quarter of 2016.

The settlement is subject to definitive documentation, notice to the putative class, and court approval, which process will take several months.

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding a final settlement agreement, additional legal fees and accruals, and the anticipated financial impact of settling this litigation matter. There can be no assurance that a final settlement agreement will be reached on the terms described above based on the agreement in principle or at all, that the court will approve the settlement, or that the ultimate financial impact will be as currently anticipated. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, including the satisfaction of the conditions described herein. Actual outcomes and results may differ materially from those in the forward-looking statements due to global political, economic, business, competitive, market, regulatory and other factors and risks. The Company therefore cautions you against relying on any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

March 11, 2016	By:	/s/ Kelly L. Groh
Kelly L. Groh
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)